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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COMMUNITY FIRST BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 14, 2002

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Community First Bankshares, Inc. to be held at the Holiday Inn, I-29 and 13th Avenue South, Fargo, North Dakota at 10:00 a.m. Central Daylight Time on April 23, 2002. The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting.

        No matter how many shares of stock you own, it is important that your shares be represented. If you cannot personally attend, we encourage you to be represented at the meeting by signing the accompanying proxy card and returning it in the enclosed envelope. Alternatively, you may vote your shares by proxy over the Internet on the Web site shown on the proxy card, or by telephone by using the toll-free telephone number shown on the proxy card. Your Internet or telephone authorization permits the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

                      Sincerely,

                      Mark A. Anderson
                       President and Chief Executive Officer

COMMUNITY FIRST BANKSHARES, INC.
520 Main Avenue
Fargo, North Dakota 58124-0001

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 23, 2002

        NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Community First Bankshares, Inc. (the "Company") will be held on Tuesday, April 23, 2002 at 10:00 a.m., Central Daylight Time, at the Holiday Inn, I-29 and 13th Avenue South, Fargo, North Dakota 58103, for the following purposes:

  1.
  To elect twelve (12) directors of the Company.

  2.
  To ratify and approve the selection of independent public accountants for the current fiscal year.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Only holders of record of Company Common Stock at the close of business on March 1, 2002 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Chief Financial Officer of the Company an instrument of revocation, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by voting in person at the Annual Meeting.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Mark A. Anderson
                       President and Chief Executive Officer

Fargo, North Dakota
March 14, 2002

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PLEASE REFER TO PAGE 2 OF THIS PROXY STATEMENT FOR INFORMATION ON INTERNET AND TELEPHONE VOTING METHODS.

COMMUNITY FIRST BANKSHARES, INC.

PROXY STATEMENT

        This Proxy Statement is furnished to the shareholders of Community First Bankshares, Inc. (the "Company") in connection with the solicitation of proxies of the Company's shareholders by the Board of Directors to be voted at the Annual Meeting of Shareholders of the Company to be held on April 23, 2002, or any adjournment thereof (the "Annual Meeting").

        March 1, 2002 (the "Record Date") is the Record Date for determining the holders of record of shares of the Common Stock of the Company entitled to notice of and to vote at the Annual Meeting.

        Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 40,018,040 shares, net of treasury shares, of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting, subject to cumulative voting rights described under "Election of Directors."

        The cost of the solicitation of proxies for the Annual Meeting is being borne by the Company. In addition to this solicitation, the directors, officers and employees of the Company may solicit proxies from shareholders by telephone, telegram, personal interview or other means of communication. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the name of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

        All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy which does not specify to the contrary will be voted in favor of each of the directors nominated by management and in favor of approval of the appointment of Ernst & Young LLP as independent public accountants for the Company. A shareholder granting a proxy in the form enclosed has the right to revoke it at any time before it is voted by filing with the Chief Financial Officer of the Company an instrument of revocation, delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The mailing of this Proxy Statement to shareholders of the Company commenced on or about March 14, 2002.

        This year, registered shareholders may vote in one of three ways: by completing and returning the enclosed proxy card by regular mail, by telephone or by the Internet, as permitted by Delaware law. Specific instructions for using these methods are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder's identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

SECURITY OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth, as of March 1, 2002, the number and percentage of outstanding shares of Common Stock of the Company beneficially owned by each person known by the Company to own more than 5% of the Company's outstanding Common Stock, by each director of the Company and one nominee for director, by each executive officer named in the Summary Compensation Table below, and by all directors, nominee and officers of the Company as a group:

Name of Beneficial Owner	Shares Beneficially Owned(1)		Options Exercisable Within 60 Days	Total	Percent of Class
Donald R. Mengedoth	204,816	(2)	150,000	354,816	*
Mark A. Anderson	596,577	(3)	116,666	713,243	1.79%
Ronald K. Strand	82,617	(4)	113,333	195,950	*
David A. Lee	72,478	(5)	56,666	129,144	*
Gary A. Knutson	36,900		34,333	71,233	*
Patrick Delaney	12,587		22,000	34,587	*
John H. Flittie	9,400		20,000	29,400	*
Thomas Gallagher	0		4,000	4,000	*
Darrell G. Knudson	2,000		15,000	17,000	*
Dennis M. Mathisen	1,539,000		20,000	1,559,000	3.91%
Rahn K. Porter	0		4,000	4,000	*
Annette Quintana	0		4,000	4,000	*
Marilyn R. Seymann	4,594		12,000	16,594	*
Harvey L. Wollman	26,051	(6)	16,000	42,051	*
Lauris N. Molbert (nominee)	0		0	0	—
All officers and directors as a group (25 persons)	2,838,338	(7)	825,127	3,663,465	9.01%

*
Less than 1%

(1)
Unless otherwise indicated below, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.

(2)
Includes 169,458 shares held jointly with his wife for which he has shared voting and investment power.

(3)
Includes 561,366 shares held jointly with his wife for which he has shared voting and investment power.

(4)
Includes 74,080 shares held jointly with his wife for which he has shared voting and investment power.

(5)
Includes 20,561 shares held jointly with his wife for which he has shared voting and investment power.

(6)
Includes 25,388 shares held jointly with his wife for which he has shared voting or investment power.

(7)
In addition to shares of Common Stock beneficially owned, four executive officers and directors own a combined 8,126 shares of CFBXL 8 7/8% Cumulative Capital Securities issued by CFB Capital I, a business trust subsidiary of the Company, having an aggregate value of $203,150 and representing less than 1% of the class of securities, and one executive officer owns 5,000 shares of CFBXZ 8.20% Cumulative Capital Securities issued by CFB Capital II, a business trust subsidiary of the Company, having an aggregate value of $125,000 and representing less than 1% of the class of securities.

PROPOSAL ONE
ELECTION OF DIRECTORS

        At the Annual Meeting, the shareholders will elect twelve directors to hold office until the next annual meeting of shareholders or until a successor is elected and qualified. The Company's Bylaws require that the Board of Directors consist of at least three directors and the Board may increase the size of the Board and elect additional directors. The Board of Directors has set the number of directors at twelve. The Board of Directors has nominated each of the individuals named below. The Company believes that each nominee named below will be able to serve, but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as management may propose.

        In the election of directors, each shareholder voting in person or by proxy shall have the number of votes to which such shareholder would otherwise be entitled multiplied by twelve (the number of directors to be elected). If there are no nominees other than the management's slate, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner which appears to the named proxies most likely to result in the greatest number of management slate nominees being elected.

        The names and ages of the nominees and their principal occupations are set forth below, based upon information furnished to the Company by the directors.

Name and Age	Director Since	Principal Occupation
Donald R. Mengedoth (57)	1986	Chairman of the Board of the Company
Mark A. Anderson (44)	2000	President and Chief Executive Officer of the Company
Harvey L. Wollman (66)	1987	Farmer
Patrick Delaney (59)	1987	Attorney and Secretary of the Company
John H. Flittie (65)	1993	Consultant and Retired Senior Insurance Executive
Dennis M. Mathisen (62)	1996	President of Marshall Financial Group, Inc.
Darrell G. Knudson (64)	1998	Vice Chairman of BankFirst Corp.
Marilyn R. Seymann (59)	1998	President and Chief Executive Officer, M One, Inc.
Annette Quintana (40)	2001	Chief Executive Officer of Istonish, Inc.
Thomas Gallagher (47)	2001	Senior Managing Director of International Strategy and Investment Group, Inc.
Rahn K. Porter (47)	2001	Independent Financial Consultant
Lauris N. Molbert (44)	(Nominee)	President and Chief Operating Officer of Varistar Corporation

Business Experience of Nominees and Directors

        Donald R. Mengedoth is Chairman of the Board of the Company and until March 1, 2000 was President and Chief Executive Officer of the Company. Mr. Mengedoth has been Chairman of the Board and a director of the Company since its organization in 1986. He was Senior Vice President of First Bank System, Inc. ("FBS") from 1982 to 1987 and has worked in the banking business since 1966, including management positions in retail banking operations, human resources and commercial lending.

From 1984 to 1987, Mr. Mengedoth was Regional Managing Director of FBS. From 1979 to 1982, Mr. Mengedoth was Vice President Operations for FBS. Prior to that time, he was Senior Vice President of First Bank Milwaukee. Mr. Mengedoth is a past President of the American Bankers Association.

        Mark A. Anderson was appointed President and Chief Executive Officer of the Company on March 1, 2000. He had been Vice Chairman—Corporate Services since October 1998, Chief Information Officer since February 1998 and Chief Financial Officer, Secretary and Treasurer of the Company since the Company began operation in 1986. Mr. Anderson was Vice President and Regional Controller for FBS from 1984 to 1987. From 1979 to 1984, he held various positions with FBS-affiliated banks in the finance and credit analysis areas. Mr. Anderson is a Chartered Financial Analyst and a Certified Management Accountant.

        Harvey L. Wollman is a farmer near Frankfurt, South Dakota. Mr. Wollman served in the South Dakota State Senate from 1968 to 1974, was Lieutenant Governor from 1974 to 1977, and served as Governor of South Dakota in 1978. Mr. Wollman has served on various State government committees and is active in various service, civic and community organizations.

        Patrick Delaney is a partner in the Minneapolis based law firm of Lindquist & Vennum P.L.L.P., counsel to the Company. He has been a practicing attorney since 1967. Mr. Delaney is Secretary of the Company. He is also a director and the Secretary of CNS, Inc. and the Secretary of Cardia, Inc., both of which are medical product companies based in Minneapolis.

        John H. Flittie is a consultant and an adjunct faculty member at the University of St. Thomas Graduate School of Business. Until his retirement in July 1999, Mr. Flittie was President and Chief Operating Officer of ReliaStar Financial Corp., a Minneapolis-based insurance and financial services company. Prior to becoming President in July 1993, Mr. Flittie held various positions with ReliaStar since 1985. From 1976 to 1985, Mr. Flittie was a partner at Touche Ross & Co., an audit and consulting firm. Mr. Flittie serves as a director of Chronimed, Inc.

        Dennis M. Mathisen is Chairman of the Board of Governors of Marshall Ventures, LLC and Chief Executive Officer of Marshall Financial Partners, an equity investment fund. He is President, Chief Executive Officer and owner of Marshall Financial Group, Inc., a merchant banking company located in Minneapolis. Mr. Mathisen served as Chairman of the Board, President and Chief Executive Officer of Mountain Parks Financial Corporation, a multi-bank holding company, from its formation in 1981 until the acquisition by merger of Mountain Parks by the Company on December 18, 1996. He was elected as a director of the Company at that time, pursuant to the merger agreement with Mountain Parks. Since 1974, he served as a director and principal officer of rural and suburban commercial banks located in Colorado and Minnesota. Mr. Mathisen is a member of the Board of Directors of the Harlem Globetrotters, International, an international sports entertainment company.

        Darrell G. Knudson has been Vice Chairman of BankFirst Corp., Sioux Falls, South Dakota, since January 2000. He was previously an advisor to the Chief Executive Officer of the Bank of Arizona and previously served as Chairman of Bank of Arizona from January 1997 until January 1998. He served as Executive Vice President and Director of Boatmen's Bancshares from January 1996 to November 1996. He was Chairman of the Board and Chief Executive Officer of Fourth Financial Corporation, Wichita, Kansas, from July 1991 to November 1996 and served as Vice Chairman and a Director of Fourth Financial Corporation from December 1990 to June 1991. From 1958 to 1990, Mr. Knudson was employed with First Bank System, holding a number of executive positions, including Interim Chief Executive Officer, Vice Chairman and Director. He was previously a member of the Bankers Roundtable Board of Directors, the American Bankers Association Council, and the Board of Directors of the Central Bank of Denver.

        Marilyn R. Seymann joined the Board of Directors in 1998. Since 1991, she has been President and Chief Executive Officer of M One, Inc., a bank consulting firm. From 1990 to 1993, Ms. Seymann served by presidential appointment as a director and Vice Chairman of the Federal Housing Finance Board (formerly the Federal Home Loan Bank Board). From 1990 to 1991, Ms. Seymann also served as Managing Director of Arthur Andersen & Co. Prior to 1990, Ms. Seymann served as Executive Vice President and Private Banking/President of Chase Bank of Arizona. Ms. Seymann is also a member of the Board of Directors of Beverly Enterprises, Inc., a provider of nursing home and rehabilitative care, True North Communications, Inc., an advertising company, and Northwestern Corporation, a provider of diversified energy, telecommunications and related services.

        Annette Quintana joined the Board of Directors in 2001. Since 2000, she has been the Principal and Chief Executive Officer, of Istonish, Inc., a start-up web-based consulting company that provides customer relationship management sources to Fortune 100 companies. Since 1990, Ms. Quintana has also been the owner and manager of TeamExcel, an Excel Professional Service Company which provides information technology services and solutions. Ms. Quintana is currently a member of the State of Colorado Minority Business Office Commission, the Denver Hispanic Chamber of Commerce and the Mile High Council of United Way.

        Thomas Gallagher joined the Board of Directors in 2001. Since 1999, he has been Senior Managing Director of International Strategy and Investment Group, Inc., an institutional brokerage firm specializing in economic and political research. From 1986 to 1999, Mr. Gallagher was a Managing Director and Political Economist for Lehman Brothers, an investment banking firm.

        Rahn K. Porter joined the Board of Directors in 2001. Since 2001, he has been an independent financial consultant. From 2000 to 2001, he served as Executive Vice President and Chief Financial Officer of Nupremis, Inc. an information technology company specializing in managed storage, server, connectivity and security over the internet. From 1999 to 2000, Mr. Porter was Vice President and Treasurer of MediaOne Group, Inc. MediaOne Group was a broadband communications company. From 1974 to 1998, Mr. Porter held a variety of positions with US West, Inc. including Executive Director-Corporate Finance and Assistant Treasurer from 1996-1998. US West was a communications company.

        Lauris N. Molbert is a nominee to the Board of Directors. Since 1995, he has been President and Chief Operating Officer of Varistar Corporation, a subsidiary of Otter Tail Corporation, an investor-owned utility based in Fergus Falls, Minnesota. Varistar Corporation, based in Fargo, North Dakota, is a diversified holding company with investments in manufacturing, transportation, health services, plastics, telecommunications, construction and entertainment businesses. Mr. Molbert is an attorney and certified public accountant.

Other Information Regarding the Board

        Meetings.    During 2001, the Board of Directors met five times. Each of the directors attended at least 75% of the meetings of the Board and the Committees on which such director served.

        Committees.    The Company has an Audit Committee, a Finance Committee, a Compensation Committee, a Strategy Committee and a Corporate Governance Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors. The Audit Committee, which consisted of Messrs. Flittie (chair), Wollman, Gallagher and Porter reviews the Company's external and internal auditing systems, monitors compliance with prescribed accounting and regulatory procedures, and met five times during 2001. The Finance Committee, which consisted of Messrs. Mathisen (chair), Flittie, Knudson and Porter, and Ms. Quintana, reviews the financial performance and financial planning of the Company and monitors the Company's loan portfolio for quality and compliance with Board policies and governmental and contractual restrictions, and met two times during 2001. The Compensation Committee, which consisted of Messrs. Wollman (chair),

Knudson and Porter, and Ms. Quintana and Ms. Seymann, assists the Board in developing personnel policies and compensation plans and administers certain incentive and compensation programs and the Company's stock option plans, and met four times during 2001. The Strategy Committee, which consisted of Messrs. Anderson (chair), Flittie, Mathisen, Mengedoth and Gallagher, and Ms. Quintana and Ms. Seymann assists the Board in developing the Company's mission and formulating the Company's long-range objectives and strategies, and met once during 2001. The Corporate Governance Committee, which consisted of Messrs. Knudson (chair), Delaney, Gallagher, Mathisen and Wollman, and Ms. Seymann, considers succession planning, CEO and board evaluation and appropriate replacements for vacancies on the Company's Board of Directors, and met five times during 2001.

        Director Compensation.    Each director who is not otherwise employed by the Company receives an annual retainer of $12,000, fees of $1,000 per meeting of the Board of Directors and $2,000 for attendance at an annual strategic planning meeting. Committee members are also paid: (i) $1,000 per committee meeting attended in person; and (ii) $500 per committee meeting if the meeting is held by telephone. Each non-employee Committee Chair receives an additional retainer of $1,000 per year, except that the Audit Committee Chair receives a $2,000 annual retainer. Fees were paid to Lindquist & Vennum P.L.L.P., counsel to the Company, of which Mr. Delaney is a partner, for legal services rendered during 2001. Fees paid to Mr. Delaney for his service as a director were assigned to Mr. Delaney's law firm, Lindquist & Vennum, and deducted from legal fees payable by the Company. Directors are also reimbursed for ordinary expenses incurred in connection with attending Board and Committee meetings. Finally, in April 2001, each non-employee director of the Company who was elected at the Annual Meeting of Shareholders received a nonqualified option under the Company's 1996 Stock Option Plan (the "1996 Plan") to purchase up to 4,000 shares of Company Common Stock at an exercise price of $21.49 per share. The 1996 Plan gives the Compensation Committee the authority to grant options to each of the non-employee directors covering up to 4,000 shares each time they are re-elected to the Board. Such options have an exercise price equal to the closing price on the date of grant and are immediately exercisable. In February 1999, the Board of Directors amended the 1996 Plan to extend the exercise term of these options from five years to ten years for new options, commencing in February 1999 with respect to employees, and April 1999 with respect to non-employee directors of the Company.

        In 1993, the Board of Directors adopted the Deferred Compensation Plan for Members of the Board of Directors (the "Directors Deferred Plan") under which directors may elect to defer compensation until termination of their status as a director. In February 1999, the Board amended the Directors Deferred Plan to allow the directors to designate all or part of the funds to be credited with dividends and appreciation as if invested in the Company's Common Stock. Upon termination of director status, these funds are distributed in the form of Company Common Stock.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

        The following table shows, for the fiscal years ended December 31, 2001, 2000 and 1999, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Donald R. Mengedoth, Chairman of the Board. Mark A. Anderson, the Company's President and Chief Executive Officer, and each of the other three most highly compensated executive officers of the Company as of December 31, 2001 (the "Named Executives"), in all capacities in which they served:

SUMMARY COMPENSATION TABLE

Long Term Compensation
Annual Compensation
Name and Principal Position							Securities Underlying Options (#)	All Other Compensation(2)
	Year	Salary			Bonus(1)
Donald R. Mengedoth Chairman of the Board	2001 2000 1999	$ $ $	533,653 542,489 524,720	(6)	$ $ $	299,267 204,956 227,500	0 90,000 60,000	$ $ $	200,616 101,324 30,529	(7) (8)
Mark A. Anderson President and Chief Executive Officer	2001 2000 1999	$ $ $	474,381 415,476 349,058	(3)	$ $ $	299,267 204,956 110,500	50,000 60,000 40,000	$ $ $	20,574 11,985 20,630
Ronald K. Strand Vice Chairman and Chief Operating Officer	2001 2000 1999	$ $ $	402,458 381,450 354,226	(3) (6)	$ $ $	209,371 144,675 110,500	40,000 60,000 40,000	$ $ $	17,459 10,985 20,758
David A. Lee(4) Vice Chairman— Regional Banking	2001 2000 1999	$ $ $	304,269 276,577 236,977	(3) (5) (6)	$ $ $	143,486 108,024 73,125	25,000 35,000 15,000	$ $ $	13,084 7,950 13,691
Gary A. Knutson Executive Vice President Division President	2001 2000 1999	$ $ $	237,992 210,868 199,714	(3) (6)	$ $ $	106,975 60,764 43,875	13,000 15,000 10,000	$ $ $	10,054 6,130 11,663

(1)
The 2001 bonus compensation is to be paid in 2002.

(2)
Except as otherwise indicated, represents contributions by the Company to the Company's 401(k) Plan, Employee Stock Ownership Plan and Supplemental Executive Retirement Plan on behalf of the Named Executive.

(3)
Included in the 2001 compensation of Messrs. Anderson, Strand, Lee and Knutson is special marketing incentive compensation as follows: Mr. Anderson $4,783, Mr. Strand $4,850, Mr. Lee $4,954 and Mr. Knutson $4,627.

(4)
Mr. Lee retired from service to the Company on February 28, 2002. Under the terms of a retirement agreement with Mr. Lee, the Company has agreed to pay Mr. Lee a payment equal to twice his 2001 base salary of $300,000, or $600,000.

(5)
Included in the 2000 compensation of Mr. Lee is special marketing incentive compensation of $7,139.

(6)
Included in the 1999 compensation of Messrs. Mengedoth, Strand, Lee and Knutson is special marketing incentive compensation as follows: Mr. Mengedoth $5,953; Mr. Strand $4,242; Mr. Lee $5,242; and Mr. Knutson $4,394.

(7)
Includes $26,191 paid to Mr. Mengedoth as reimbursement for his relocation expenses in 2001 and a gain of $151,250, reported as ordinary income, on the exercise of non-qualified stock options during 2001 by Mr. Mengedoth.

(8)
Includes $85,999 paid to Mr. Mengedoth as reimbursement for his relocation expenses in 2000.

Stock Options

        The following table contains information concerning grants of Company stock options to the Named Executives during 2001:

OPTION GRANTS IN 2001

Individual Grants

					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in 2001
Name	Options Granted(1)		Exercise Price Per Share	Expiration Date
					5%	10%
Donald R. Mengedoth	0	0.0%	n/a	n/a	$0	0
Mark A. Anderson	50,000	7.7%	$19.3125	02/06/11	$607,276	1,538,958
Ronald K. Strand	40,000	6.2%	$19.3125	02/06/11	$485,821	1,231,166
David A. Lee	25,000	3.9%	$19.3125	02/06/11	$303,638	769,479
Gary A. Knutson	13,000	2.0%	$19.3125	02/06/11	$157,892	400,129

(1)
Each option becomes exercisable in equal installments over a period of three years, commencing one year after the date of grant, and remains exercisable for ten years, so long as employment with the Company or one of its subsidiaries continues.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executives concerning the exercise of options during 2001 and unexercised options held as of December 31, 2001:

AGGREGATED OPTION EXERCISES AND DECEMBER 31, 2001 OPTION VALUES

			Number of Securities Underlying Unexercised Options at 12/31/01		Value of Unexercised In-The-Money Options At 12/31/01(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexerciseable
Donald R. Mengedoth	21,992	$199,681	116,000	80,000	$803,290	$823,955
Mark A. Anderson	10,000	$74,375	84,667	103,333	$619,422	$868,168
Ronald K. Strand	10,000	$88,750	84,667	93,333	$619,422	$804,393
David A. Lee	8,000	$65,500	41,667	53,333	$320,212	$462,836
Gary A. Knutson	8,000	$66,500	33,667	26,333	$244,732	$220,229

(1)
Based on a closing sale price of $25.69 per share of Common Stock on December 31, 2001.

Employment Agreement

        The Company had previously entered into Change in Control Severance Agreements with Mr. Mengedoth, Mr. Anderson and 17 other senior executive officers of the Company. These Change in Control Severance Agreements lapsed at December 31, 2001. The Company has not entered into new Change in Control Severance Agreements with its executive officers.

        The Company has entered into an employment agreement with Mr. Mengedoth pursuant to which he has agreed to serve as Chairman of the Company's Board of Directors from March 1, 2000 through 2002, for base compensation of $515,000 (reduced to $4,000 for each of the last two months of the term), an annual bonus of not less than $200,000 if any bonuses are paid to Company executives, and customary executive benefits and perquisites. The term of the agreement is from March 1, 2000 through January 1, 2003. In connection with the employment agreement, Mr. Mengedoth's stock options will continue to vest and to be exercisable for their original term. If Mr. Mengedoth's employment terminates for any reason other than his voluntary resignation or termination by the Company for cause, he would receive the remaining benefits of the employment agreement.

        Mr. Lee retired from service to the Company on February 28, 2002. The Company has entered into a retirement agreement with Mr. Lee pursuant to which the Company has agreed to pay Mr. Lee a payment equal to twice his 2001 base salary of $300,000, or $600,000.

Indebtedness of Management

        The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with directors and executive officers on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This is a report of the Compensation Committee of the Board of Directors of the Company (the "Committee"), which is composed of the undersigned Board members, all of whom are non-employee directors of the Company. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under either such Act.

Compensation Philosophy

        In designing executive compensation, the Committee has adopted the policy that the Company's executives should be paid fairly for the positions they hold in view of the nature and size of the business, which the Company operates. For those elements of total compensation (base salary, benefits and perquisites) which are not performance sensitive, plan provisions and standards have been set close to average for the commercial banking industry and financial institutions of the Company's size, with variations based on individual responsibilities and performance.

        The base salary data forming the basis for the salary recommendations by management to the Committee are maintained on an annual basis by independent consultants. For those elements of the total package (annual incentives and long-term incentives) which are performance sensitive, it is intended that awards under these plans reflect internal Company performance criteria as well as the Company's performance as compared to the performance of certain peer groups described under "Annual Incentives" below.

Base Salary

        The Company's base salary program was designed and has been maintained with the assistance of Hay Management Consultants. The Committee establishes base salaries through a comparison of the Company's executive salaries with those of comparable executive positions nationwide, according to survey data provided to the Company, and through assessment of the executive's responsibilities, prior experience and breadth of knowledge. Many of the institutions included in the peer group analysis are companies included in the Nasdaq Bank Stock Index. That Index has been used for comparison purposes in the stock performance graph included under "Comparative Stock Performance" below.

        Each year, each executive officer's base salary is established based on the average salary for executives with comparable job categories. Some adjustments are applied to the average salary level, based on the size and complexity of the various employers surveyed and other factors. For each Company executive, the salary level is annually adjusted up or down from the industry mid-point to reflect the experience and job performance of the Company executive within the job category.

Annual Incentives

        In awarding annual cash bonuses, the Company uses an Annual Incentive Award Program ("AIP") for its executives, as well as other corporate officers and local bank presidents. Executive AIP awards for 2001 were made based on the Committee's evaluation of the following three components:

  1.
  Internal performance, which is measured by net income of the Company on a consolidated basis as compared with the Company's profit plan level. Internal performance was weighted to constitute 50% of the bonus calculation for 2001 for those executives not included in the balanced scorecard component of the AIP. The internal and external components were weighted equally for those executives participating in the balanced scorecard component.

  2.
  External performance, which is measured by return on equity of the Company's consolidated operations (ROE) and total shareholder return (TSR) compared to a peer group of banks. The peer group is selected annually by SNL Securities based on size comparability and geographic proximity to the Company. External performance was weighted to constitute 50% of the bonus calculation in 2001 for those executives not included in the balanced scorecard component of the AIP. The internal and external components were weighted equally for those executives participating in the balanced scorecard component.

  3.
  Balanced scorecard, which is measured by targeted performance levels specific to the individual executive's area of responsibility, including sales indicators related to sales activity, cross-sell and campaign performance, key financial indicators related to net operating revenue and non-interest income, and credit quality ratios. For those participating executives, the balance scorecard component was weighted to constitute between 25% and 100% of the total incentive payout. The remainder of participating executives' bonus, up to 100% of annual incentive, was determined in accordance with the internal and external performance criteria.

        Prior to the beginning of each fiscal year, a target and maximum bonus level is established for each AIP participant. In 2001, the target levels for executive officers ranged from 15% to 50% of base salary, and maximum levels ranged from 30% to 100% of base salary. Based on the Company's results for 2001, bonuses were set at amounts of between 21% and 63% of the executives' base salaries. These percentages were comparable to the previous year due to the strength of the shareholder return in 2001. Twelve executives received payouts, ranging from 10% to 24% of their base salary, under the balanced scorecard component of the 2001 AIP.

        Minimum internal and external performance thresholds below which no AIP bonuses will be paid to executives are set annually. Under the AIP program for 2001, based on the Company's performance against its plan, the internal performance component of award was paid at 102% of the targeted plan level. Also, the external performance component of the AIP awards measured by the Company's return on equity was paid at 85% of the targeted payout, and the component measured by total shareholder return was paid at 60% of the targeted payout. The total external component was 164% of the targeted level, due primarily to the level of return on equity.

        The Company's 2002 AIP will include a balance scorecard component for all executives, corporate officers and all bank presidents, in addition to the external and internal performance components. The balanced scorecard performance criteria include targets performance levels specific to the individual executive's area of responsibility. Internal performance will be measured by net income of the Company on a consolidated basis as compared to the Company's profit plan. External performance is measured by the Company's return on equity and total shareholder return compared to a peer group of banks.

        The following chart illustrates the weighting of each component of the 2002 AIP by executive group:

	External	Internal	Balanced Scorecard
Messrs. Anderson and Strand	37.5%	37.5%	25%
Division and Region Presidents	25%	25%	50%
Bank Presidents, Managers	0%	0%	100%
Others	37.5%	37.5%	25%

Supplemental Executive Retirement Plan

        Effective August 1, 1995, the Board of Directors adopted the Community First Bankshares, Inc. Supplemental Executive Retirement Plan ("SERP") for directors and executive officers of the Company. The Plan permits Company directors and certain executive and management employees to defer salary and incentive pay amounts under a non-qualified retirement plan.

Employee Stock Option Plans

        The Company grants options to purchase its Common Stock to its employees from time to time under the Company's 1996 Stock Option Plan (the "1996 Plan"). Options granted in 2001 had ten-year terms, with vesting as to one-third of the shares covered after one year and one-third on each of the second and third anniversaries of the grant date, exercisable at market value of the Company's Common Stock at the time of grant. The 1996 Plan was approved by the Company's shareholders in May 1996. On February 2, 1999, the Board of Directors adopted a resolution stating that, beginning in 1999, all options granted under the 1996 Plan, or successor plans, including director options, will have ten-year terms.

        The Wyatt Company prepared a consulting study for the Company in 1989, and recommended that, upon becoming publicly held, the Company should limit annual option grants under the Plan to roughly 1% to 2% of Common Stock outstanding and issuable under outstanding options and warrants. The Company has followed this recommendation since becoming a public company in 1991. Under the 1996 Plan, the Company has made option grants to a broad group of line and staff employees, as well as its executive officers. It is intended that stock options will represent the chief component of long-term incentive compensation to executives. Stock options align the interests of management more closely with shareholder interests and reward executive officers for creating shareholder value as measured by stock price appreciation.

        Each year, the Committee establishes the aggregate number of shares to be covered by options granted to employees. In 2001, the Committee determined that employee stock options should be granted for approximately 646,800 shares, or approximately 1.6% of the Company's outstanding common stock. Management recommends the allocation of these shares among the employees according to their responsibilities and performance, except that the Committee determines the level of option grants to the Chief Executive Officer. In addition, in 2001, the Board of Directors granted the Chief Executive Officer authority to make grants of options to purchase an aggregate 25,000 shares of Common Stock in amounts and to employees of his choice.

        Reload Option Rights.    In December 1998, the Board of Directors amended the 1996 Plan to give the Compensation Committee the authority to award replacement, or reload, option rights to employees of the Company. The Committee adopted a policy of granting reload rights in any options granted to executive officers starting with the option grants in February 1999.

        Reload rights are awarded at the time an option is granted and are intended to encourage the future exercise of options by delivering shares of Company Common Stock held for at least 6 months at the time of the exercise. If the optionee exercises the option using this method, the optionee is automatically granted a reload option for the same number of shares of Company Common Stock as were delivered by the optionee to exercise the underlying option. A reload option is also granted with respect to any stock withheld upon exercise to cover federal income tax withholding. The exercise price is equal to the fair market value of the Company Common Stock on the grant date of the reload option, and the expiration date of the reload option is the same as for the option being exercised. Each reload option will be fully vested and exercisable immediately. However, if the optionee sells the shares purchased under the original option within 18 months after the granting of the reload option, the Company will have the right to repurchase any shares purchased under the reload option at a price equal to the exercise price of the reload option. The right to receive a reload option with respect to the exercise of an outstanding option terminates immediately upon an announcement of a change in control of the Company. No further reload option will be granted upon the exercise of a reload option.

Chief Executive Officer's Compensation

        Mark A. Anderson, the President and Chief Executive Officer of the Company, receives compensation from the Company based on criteria identical to its other executive officers. In 2001, the Company paid Mr. Anderson a salary of $474,381, and he received an AIP award for 2001 performance of $299,267. The Company also granted to him an option to buy 50,000 shares of the Company's Common Stock. Mr. Anderson's target AIP award and the number of his option shares granted were higher than those granted to other executives in recognition of his responsibilities and his performance in his position.

Deductibility of Compensation

        There is a $1 million limit on the deductibility of certain compensation to any individual for federal income tax purposes established by the Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"). The Committee does not believe that any executive will have sufficient compensation in the foreseeable future to cause this limitation to have an impact on the Company. The Committee will continue to evaluate whether any future action is appropriate to qualify any of the Company's compensation plans under the Budget Act and applicable regulations of the Internal Revenue Service to allow the deductibility of compensation under such plans in excess of $1 million.

Board Action

        All recommendations of the Compensation Committee to the Company, except for grants of stock purchase rights to executives, have been and are subject to Board of Director review and approval.

                      SUBMITTED BY THE COMPENSATION
                      COMMITTEE OF THE BOARD OF DIRECTORS:

                      Harvey L. Wollman, Chair
                      Darrell G. Knudson
                      Marilyn R. Seymann
                      Annette Quintana
                      Rahn K. Porter

COMPARATIVE STOCK PERFORMANCE

        The graph below compares the cumulative shareholder return of the Company's Common Stock since December 31, 1996, with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Bank Stock Index, an index of bank stocks traded on the Nasdaq National Market. The table below compares the cumulative total return of the Company's Common Stock as of December 31, 1997, 1998, 1999, 2000 and 2001, assuming a $100 investment on December 31, 1996, and assuming reinvestment of all dividends:

	COMPARATIVE STOCK PERFORMANCE
	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
The Company	$100.00	196.91	158.90	122.43	151.94	212.86
Nasdaq Composite Index	$100.00	122.48	172.68	320.89	193.01	153.15
Nasdaq Bank Stock Index	$100.00	167.41	166.33	159.89	182.38	197.44

        The Company's Common Stock closed at $25.69 per share on December 31, 2001, and closed at $25.70 per share on March 1, 2002.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors is responsible for, and takes an active role in, providing independent, objective oversight of the Company's financial reporting system by overseeing and monitoring management's and the independent accountants' participation in the financial reporting process. The Audit Committee is comprised of independent directors, and acts under a written charter first adopted and approved by the Board of Directors on February 3, 1997, a copy of which is attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent as defined by the Nasdaq National Market listing standards.

        The Committee held five meetings during fiscal year 2001. The meetings were designed to facilitate and encourage private communication between the Audit Committee and the internal auditors and the Company's independent accountants, Ernst & Young LLP.

        During these meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with Management and the independent accountants. The discussions with Ernst & Young also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        Ernst & Young provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditor's independence. This information was discussed with the independent accountants.

        Based on the discussions with Management and Ernst & Young, the Audit Committee's review of the representations of Management and the report of Ernst & Young, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS:

                      John H. Flittie, Chair
                      Harvey L. Wollman
                      Thomas Gallagher
                      Rahn K. Porter

CERTAIN TRANSACTIONS

        The Company's subsidiary banks make loans from time to time to officers and directors of the Company and its affiliates. Loans to executive officers and directors of the Company at December 31, 2001 by its subsidiary banks were approximately $249,728. Such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability.

        Marilyn R. Seymann, a director of the Company, is President and Chief Executive Officer of M One, Inc., a consulting company that provides strategic consulting to banks and other financial institutions. The Company has from time to time engaged M One to provide consulting services. In 2001, the Company paid M One $104,858 for consulting services. The Company believes that the fees charged by the consulting firm for the services provided were at market rates and were not affected by Ms. Seymann's position as a director.

        Patrick Delaney is a partner in the law firm of Lindquist & Vennum, counsel to the Company, which provided legal services to the Company (including its subsidiaries) in 2001. Fees paid to the law firm were $1,185,603. Such fees did not exceed 5% of the law firm's gross revenues. The Company believes that the fees charged by this law firm for the services provided were at market rates and were not affected by Mr. Delaney's position as a director. The Company has also retained the law firm to render legal services to the Company in 2002.

PROPOSAL TWO

APPOINTMENT OF INDEPENDENT AUDITORS

        Ernst & Young LLP, independent certified public accountants, have been the auditors of the Company since its inception in 1987. They have been reappointed by the Board of Directors as the Company's auditors for the current year. Although shareholder approval is not required, it is the policy of the Board of Directors to request shareholder ratification for the appointment or reappointment of accountants.

Audit Fees

        The aggregate fees billed to the Company by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the 2001 year and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that year were $300,000.

All Other Fees

        Other than audit fees, the aggregate fees billed to the Company by Ernst & Young LLP for the most recent fiscal year were $788,000, none of which were financial information systems design and implementation fees. The Audit Committee of the Board of Directors has determined that the services performed by Ernst & Young LLP other than audit services are not incompatible with Ernst & Young LLP maintaining their independence.

        A representative of Ernst & Young LLP will be present at the meeting. Such representative will be given the opportunity to make a statement at the meeting and will be available to answer any appropriate questions.

The Board of Directors Recommends that the Shareholders Vote "For"
the Proposal to Approve the Appointment of Ernst & Young LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16(a) under the Securities Exchange Act of 1934, executive officers, directors and 10% shareholders ("insiders") of the Company are required to file reports on Forms 3, 4 and 5 of their beneficial holdings and transactions in the Company's securities. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all insiders of the Company made timely filings of Forms 3, 4 or 5 with respect to transactions or holdings during 2001 except that Mr. Anderson submitted a late report on Form 4 for a gift of 200 shares of Common Stock that he made in December 2001.

SHAREHOLDER PROPOSALS

        The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's 2002 Annual Meeting of Shareholders is expected to be held on or about April 24, 2003, and proxy materials in connection with that meeting are expected to be mailed on or about March 14, 2003. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement for its 2003 Annual Meeting of Shareholders is November 15, 2002. Additionally, if the Company receives notice of a shareholder proposal outside the processes of Rule 14a-8 after January 31, 2003, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2003 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER INFORMATION

        The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

        If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting of Shareholders for the transaction of business but will not be considered as voting in favor of such matter, and therefore will have the same effect as a vote against. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification and approval of the Company's independent public accountants. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of these two matters.

        The Annual Report to securities holders of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended December 31, 2001. A copy of the Form 10-K Annual Report of the Company to the Securities and Exchange Commission, will be furnished without charge to any shareholder who requests it in writing from Mark A. Anderson, President and Chief Executive Officer, Community First Bankshares, Inc., 520 Main Avenue, Fargo, North Dakota 58124-0001.

        Pursuant to the rules of the Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's Annual Report to shareholders and Proxy Statement. Upon written or oral request, the Company will promptly deliver a separate copy of the Annual Report to shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Mark A. Anderson, 520 Main Avenue, Fargo, North Dakota 58124-0001 or by telephone at (701) 298-5600.

                      By the Order of the Board of Directors

                      Patrick Delaney,
                       Secretary

APPENDIX A

Community First Bankshares, Inc.
AUDIT COMMITTEE CHARTER

Organization

        The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

        The Audit Committee Chairman is appointed by the Board of Directors. All Committee members serve on a year-to-year basis and are subject to reconfirmation annually by the Board of Directors.

        The Audit Committee Chairman and the Director of Internal Audit will establish the meeting agenda, in accordance with this Charter.

        The Secretary of the Company will record Committee activities.

Statement of Policy

        The Audit Committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting and reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the Company.

Responsibilities

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.

        In carrying out these responsibilities, the Audit Committee will:

  •
  Obtain the full Board of Directors' approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

  •
  Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

  •
  Review and concur with management's appointment, termination, or replacement of the Director of Internal Audit.

  •
  Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

  •
  Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies. Conduct an annual review with the Company's General Counsel on legal matters and obtain comments from General Counsel. Otherwise is free to inquire into, but is not responsible, for legal matters.

  •
  Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

  •
  Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

  •
  Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

  •
  Consult with management and the independent auditors on new developments in accounting and financial standards.

  •
  Review the quarterly financial results with financial management and the independent auditors prior to the press release of results to determine that the independent auditors do not take exception to the financial results based on their timely review, and discuss any other matters required to be communicated to the Audit Committee by the auditors. The Chairman of the Audit Committee may represent the entire Committee for purposes of this review.

  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Audit Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

  •
  Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

  •
  Review accounting and financial human resources and succession planning within the Company.

  •
  Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

  •
  On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

  •
  Review the report of the Audit Committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the Audit Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Audit Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  •
  Review the Company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Audit Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

COMMUNITY FIRST BANKSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS Tuesday, April 23, 2002 10:00 a.m. Holiday Inn I-29 and 13th Avenue South Fargo, North Dakota 58103
520 Main Avenue, Fargo, North Dakota 58124-0001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 23, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted FOR Items 1 and 2.

Only stockholders of record at the close of business on March 1, 2002 will be entitled to receive notice of and to vote at the meeting.

By signing the proxy, you revoke all prior proxies and appoint Mark A. Anderson and Ronald K. Strand, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

COMPANY #
CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:00 a.m. (CT) on Monday April 22, 2002.

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

  •
  Follow the simple instructions the Voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/cfbx/—QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on Monday April 22, 2002

  •
  You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Community First Bankshares, Inc., c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

—Please detach here—

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors	01 Donald R. Mengedoth	02 Mark A. Anderson	/ /	Vote FOR
		03 Patrick Delaney	04 John H. Flittie		all nominees
		05 Darrell G. Knudson	06 Dennis M. Mathisen		(except as marked)
		07 Marilyn R. Seymann	08 Harvey L. Wollman	/ /	Vote WITHHELD
		09 Annette Quintana	10 Thomas Gallagher		from all nominees
		11 Rahn K. Porter	12 Lauris N. Molbert
(INSTRUCTION: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

  2.      Proposal Two:        To approve the appointment of Ernst & Young LLP as the independent auditors of the company.

/ / FOR                        / / AGAINST                        / / ABSTAIN

  3.      In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Date ____________________________________	, 2001

Address Change?
Mark Box / / Indicate changes below:

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARATIVE STOCK PERFORMANCE
AUDIT COMMITTEE REPORT
CERTAIN TRANSACTIONS
PROPOSAL TWO APPOINTMENT OF INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
OTHER INFORMATION
APPENDIX A
Community First Bankshares, Inc. AUDIT COMMITTEE CHARTER